As filed with the Securities and Exchange Commission on February 28, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________

Allogene Therapeutics, Inc.
(Exact name of registrant as specified in its charter)
________________________________

Delaware	82-3562771
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

210 East Grand Avenue South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2018 Equity Incentive Plan
2018 Employee Stock Purchase Plan
(Full titles of the plans)
David Chang, M.D., Ph.D.
President and Chief Executive Officer
Allogene Therapeutics, Inc.
210 East Grand Avenue
South San Francisco, California 94080
(650) 457-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Charles J. Bair, Esq.
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
(858) 550-6000
________________________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,”
“smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
The Registrant previously registered shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), for issuance under the 2018 Plan and 2018 ESPP under Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 24, 2018 (File No. 333-227965), March 8, 2019 (File No. 333-230164), February 27, 2020 (File No. 333-236701), February 25, 2021 (File No. 333-253530), and February 23, 2022 (File No. 333-262923). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.
PART II

ITEM 3. Incorporation of Certain Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a)The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2022 filed with the Commission on February 28, 2023 (File No. 001-38693).
(b)The Registrant’s Current Report on Form 8-K filed with the Commission on January 3, 2023 (File No. 001-38693).
(c)The description of Registrant’s Common Stock which is contained in a Registration Statement on Form 8-A filed on October 5, 2018 (File No. 001-38693) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.
(d)All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, and other portions of documents that are furnished and not filed or are otherwise not incorporated into registration statements pursuant to the applicable rules promulgated by the Commission) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.

4.3(3)	Amended and Restated Bylaws of the Registrant.

4.4(4)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(5)
Allogene Therapeutics, Inc. Amended and Restated 2018 Equity Incentive Plan and Forms of Stock Option Grant Notice, Option Agreement, Notice of Exercise, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement thereunder.

99.2(6)	Allogene Therapeutics, Inc. 2018 Employee Stock Purchase Plan.

107	Filing Fee Table.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38693), filed with the Commission on October 15, 2018 and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38693), filed with the Commission on June 17, 2022 and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38693), filed with the Commission on October 15, 2018 and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227333), originally filed with the Commission on September 14, 2018, as amended, and incorporated herein by reference.

(5)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227965), filed with the Commission on October 24, 2018 and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-227965), filed with the Commission on October 24, 2018 and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 28, 2023.

Allogene Therapeutics, Inc.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer and Member of the Board of Directors
(Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Chang, M.D., Ph.D., and Eric Schmidt, Ph.D., and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Chang, M.D., Ph.D.	President, Chief Executive Officer and Member of the Board of Directors	February 28, 2023
David Chang, M.D., Ph.D.	(Principal Executive Officer)

/s/ Eric Schmidt, Ph.D.	Chief Financial Officer	February 28, 2023
Eric Schmidt, Ph.D.	(Principal Financial and Accounting Officer)

/s/ Arie Belldegrun, M.D., FACS	Executive Chair of the Board of Directors	February 28, 2023
Arie Belldegrun, M.D., FACS

/s/ Elizabeth Barrett	Member of the Board of Directors	February 28, 2023
Elizabeth Barrett

/s/ David Bonderman	Member of the Board of Directors	February 28, 2023
David Bonderman

/s/ John DeYoung	Member of the Board of Directors	February 28, 2023
John DeYoung

/s/ Franz Humer, Ph.D.	Member of the Board of Directors	February 28, 2023
Franz Humer, Ph.D.

/s/ Joshua Kazam	Member of the Board of Directors	February 28, 2023
Joshua Kazam

/s/ Stephen Mayo, Ph.D.	Member of the Board of Directors	February 28, 2023
Stephen Mayo, Ph.D.

/s/ Deborah Messemer	Member of the Board of Directors	February 28, 2023
Deborah Messemer

/s/ Vicki Sato, Ph.D.	Member of the Board of Directors	February 28, 2023
Vicki Sato, Ph.D.

/s/ Todd Sisitsky	Member of the Board of Directors	February 28, 2023
Todd Sisitsky

/s/ Owen Witte, M.D.	Member of the Board of Directors	February 28, 2023
Owen Witte, M.D.